UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2025

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way	Tustin	CA	92782
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 24, 2025, Sabra Health Care REIT, Inc. (“Sabra” or the “Company”) announced that Talya Nevo-Hacohen, the Company’s Executive Vice President, Chief Investment Officer and Treasurer, has decided to retire from Sabra, effective December 31, 2025, and Darrin Smith, Sabra’s Executive Vice President – Investments, is expected to assume this position effective January 1, 2026. The Company expects that Ms. Nevo-Hacohen will remain in a consulting role with Sabra following her retirement pursuant to the consulting agreement described below. The press release announcing Ms. Nevo-Hacohen’s retirement is furnished herewith as Exhibit 99.1.
Consulting Agreement with Retiring Chief Investment Officer
On March 20, 2025, the Company entered into a consulting agreement with Ms. Nevo-Hacohen (the “Consulting Agreement”), effective as of January 1, 2026, pursuant to which Ms. Nevo-Hacohen will provide consulting services to the Company as an independent contractor for two years following her retirement. The consulting services will consist of such services as are reasonably requested by Sabra through the Company’s Board of Directors or Chief Executive Officer in connection with transitioning Mr. Smith into the position of Chief Investment Officer.
The Consulting Agreement provides for an annual consulting fee of $900,000, reimbursements for expenses incurred in performing services under the Consulting Agreement, and monthly cash payments equal to the cost of Ms. Nevo-Hacohen’s premiums to continue medical benefits coverage on the same basis as if she remained eligible to participate in the Company’s medical plans. In addition, the unvested portion of the time-based and performance-based equity awards granted to Ms. Nevo-Hacohen during her employment with the Company will continue to vest during the term of the Consulting Agreement. In the event of a change in control, as defined in her employment agreement with the Company dated December 24, 2019, during Ms. Nevo-Hacohen’s consulting term, she will be entitled to receive full acceleration of all outstanding equity awards. The services provided pursuant to the Consulting Agreement are non-exclusive, and Ms. Nevo-Hacohen will not be entitled to any fringe benefits under the Consulting Agreement.
As a condition to entering into the Consulting Agreement and receiving compensation thereunder when her consulting term begins, Ms. Nevo-Hacohen must provide the Company with (and not revoke) a valid, executed general release agreement in favor of the Company and renew such release in the same form when the Consulting Agreement becomes effective. In addition, Ms. Nevo-Hacohen has agreed that she will not disclose any confidential information of the Company at any time during or after the term of the Consulting Agreement. The Consulting Agreement will terminate in accordance with its terms on December 31, 2027.
The foregoing summary of the Consulting Agreement is qualified in its entirety by reference to the full text of this agreement, which is attached hereto as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.
The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of Sabra under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement, dated March 20, 2025, by and between Talya Nevo-Hacohen and Sabra Health Care REIT, Inc.

99.1	Press Release dated March 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: March 24, 2025	/S/ RICHARD K. MATROS
	Name:	Richard K. Matros
	Title:	Chair, President and Chief Executive Officer